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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-67280) of SONICblue Incorporated of our report dated March 29, 2001, except for Note 10, which is as of May 23, 2001 relating to the financial statements of ReplayTV, Inc., which appears in such Current Report on Form 8-K/A of SONICblue Incorporated dated August 1, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


San Jose, California
October 12, 2001